News Release For Further Information: Jessica Gulis, 248.559.0840 ir@cnfrh.com Conifer Holdings Reports 2019 Second Quarter Financial Results Company to Host Conference Call at 8:30 AM ET on Thursday, August 8, 2019 Birmingham, MI, August 7, 2019 ‐ Conifer Holdings, Inc. (Nasdaq: CNFR) (“Conifer” or the “Company”) today announced results for the second quarter ended June 30, 2019. Second Quarter 2019 Financial Highlights  Gross written premium was $25.2 million  Commercial Lines combined ratio was 107.7% (with accident year combined ratio of 100.5%)  Personal Lines combined ratio was 197.9% (with accident year combined of 123.1%)  Net loss of $2.9 million, or $0.34 per share based on 8.4 million average shares outstanding  As of June 30, 2019, book value was $4.89 per share  Deferred tax asset totaling $1.32 per share was not reflected in the $4.89 book value Management Comments James Petcoff, Chairman and CEO, commented, “We continue to reposition toward writing more specialty lines where we can achieve underwriting profitability over a longer period. During the quarter, we exited certain accounts that impacted our commercial lines premium, however we are seeing strong trends for commercial growth in the geographies and niche lines that we are targeting. Throughout this transition, we have lowered operating costs and remain focused on efficiently managing the business.”

Conifer Holdings, Inc.
August 7, 2019
Page 2

2019 Second Quarter Financial Results Overview

	At and for the Three Months Ended June 30,			At and for the Six Months Ended June 30,		
	2019	2018	% Change	2019	2018	% Change
	(dollars in thousands, except share and per share amounts)					
Gross written premiums	$ 25,169	$ 26,562	-5.2%	$ 49,385	$ 50,299	-1.8%
Net written premiums	21,434	22,595	-5.1%	41,756	42,439	-1.6%
Net earned premiums	21,349	23,938	-10.8%	43,036	47,739	-9.9%
Net investment income	1,051	838	25.4%	1,961	1,639	19.6%
Net realized investment gains (losses)	715	12	**	734	173	**
Change in fair value of equity investments	(915)	29	**	350	(268)	
Net income (loss)	(2,884)	(1,113)	**	(3,564)	(900)	**
Net income (loss) per share, diluted	$ (0.34)	$ (0.13)		$ (0.42)	$ (0.11)	
Adjusted operating income (loss)*	(5,597)	(173)	**	(9,844)	1,607	**
Adjusted operating income (loss) per share, diluted*	$ (0.67)	$ (0.02)	**	$ (1.17)	$ 0.18	**
Book value per common share outstanding	$ 4.89	$ 5.89		$ 4.89	$ 5.89	
Weighted average shares outstanding, basic and diluted	8,370,782	8,520,328		8,411,835	8,520,328	
Underwriting ratios:						
Loss ratio (1)	67.1%	62.8%		66.8%	59.2%	
Expense ratio (2)	45.9%	46.0%		43.7%	44.4%	
Combined ratio (3)	113.0%	108.8%		110.5%	103.6%	

* The "Definitions of Non-GAAP Measures" section of this release defines and reconciles data that are not based on generally accepted accounting principles.

** Percentage is not meaningful

(1) The loss ratio is the ratio, expressed as a percentage, of net losses and loss adjustment expenses to net earned premiums and income from underwriting operations.

(2) The expense ratio is the ratio, expressed as a percentage, of policy acquisition costs and other underwriting expenses to net earned premiums and other income from underwriting operations.

(3) The combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% indicates an underwriting profit. A combined ratio over 100% indicates an underwriting loss.

2019 Second Quarter Premiums

Gross Written Premiums

Gross written premiums decreased 5.2% in the second quarter of 2019 to $25.2 million, compared to $26.6 million in the prior year period. The decrease was due to lower commercial lines premiums, with a slight increase in personal lines premiums during the quarter. During the period, growth in Conifer's small business and core hospitality lines of business was offset by lower written premium due to the loss of one account that reduced written premium by $1.1 million during the quarter.

Net Earned Premiums

Net earned premiums decreased 10.8% to $21.3 million for the second quarter of 2019, compared to $23.9 million for the prior year period. The decrease is largely attributed to lower personal lines net earned premiums, which decreased by $1.9 million in the quarter.

Conifer Holdings, Inc.
August 7, 2019
Page 3

Commercial Lines Financial and Operational Review

Commercial Lines Financial Review

	Three Months Ended June 30,			Six Months Ended June 30,		
	2019	2018	% Change	2019	2018	% Change
	(dollars in thousands)					
Gross written premiums	$ 23,459	$ 25,008	-6.2%	$ 46,043	$ 46,796	-1.6%
Net written premiums	20,178	22,284	-9.5%	39,484	41,706	-5.3%
Net earned premiums	20,154	20,872	-3.4%	40,852	41,000	-0.4%
Underwriting ratios:						
Loss ratio	62.1%	59.0%		61.3%	54.9%	
Expense ratio	45.6%	45.6%		43.0%	45.3%	
Combined ratio	107.7%	104.6%		104.3%	100.2%	
Contribution to combined ratio from net (favorable) adverse prior year development	7.2%	2.7%		5.8%	-0.8%	
Accident year combined ratio (1)	100.5%	101.9%		98.5%	101.0%	

(1) The accident year combined ratio is the sum of the loss ratio and the expense ratio, less changes in net ultimate loss estimates from prior accident year loss reserves. The accident year combined ratio provides management with an assessment of the specific policy year's profitability and assists management in their evaluation of product pricing levels and quality of business written.

The Company's commercial lines of business, representing 93.2% of total gross written premium in the second quarter of 2019, primarily consists of property and liability coverage offered to owner-operated small- to mid-sized businesses, such as hospitality risks including restaurants, bars, taverns and professional organizations.

Commercial lines gross written premium decreased 6.2% to $23.5 million in the second quarter of 2019, largely due to the loss of a large account that reduced written premium by $1.1 million during the period. Conifer reported strong double-digit percentage growth in select small-business specialty lines as the Company continues to shift its mix towards more profitable lines of business.

For the second quarter of 2019, the commercial lines combined ratio was 107.7%. The commercial lines accident year combined ratio was 100.5% for the quarter, and 98.5% for the six months ended June 30, 2019.

Conifer Holdings, Inc.
August 7, 2019
Page 4

Personal Lines Financial and Operational Review

Personal Lines Financial Review

	Three Months Ended June 30,			Six Months Ended June 30,		
	2019	2018	% Change	2019	2018	% Change
			(dollars in thousands)			
Gross written premiums	$ 1,710	$ 1,554	10.0%	$ 3,342	$ 3,503	-4.6%
Net written premiums	1,256	311	303.9%	2,272	733	210.0%
Net earned premiums	1,195	3,066	-61.0%	2,184	6,739	-67.6%
Underwriting ratios:						
Loss ratio	147.8%	87.5%		165.7%	85.3%	
Expense ratio	50.1%	48.8%		57.4%	38.9%	
Combined ratio	197.9%	136.3%		223.1%	124.2%	
Contribution to combined ratio from net (favorable) adverse prior year development	74.8%	29.4%		88.5%	26.3%	
Accident year combined ratio	123.1%	106.9%		134.6%	97.9%	

Personal lines, which consists largely of low-value dwelling homeowner's insurance, represented 6.8% of total gross written premium for the second quarter of 2019. Personal lines gross written premium increased 10% to $1.7 million in the second quarter of 2019 compared to the prior year period, largely due to steady growth in the Company's low-value dwelling line of business.

For the six months ended June 30, 2019, personal lines reported a $2.8 million underwriting loss, of which $2.5 million was attributable to wind-exposed homeowners lines, with the majority stemming from the Florida Homeowners business. This loss was mostly due to $1.7 million of reserve development on prior years, and $343,000 of reinstatement premiums related to Hurricane Irma.

Due to the planned decline in the wind-exposed business and the related reinstatement costs, net earned premiums were only $182,000 in the quarter, for the wind-exposed business. This resulted in unusually high loss and expense ratios, which are expected to stabilize as the Company completes its transition out of wind-exposed lines.

Conifer Holdings, Inc. Page 5 August 7, 2019 Combined Ratio Analysis Three Months Ended Six Months Ended June 30, June 30, 2019 2018 2019 2018 (dollars in thousands) Underwriting ratios: Loss ratio 67.1% 62.8% 66.8% 59.2% Expense ratio 45.9% 46.0% 43.7% 44.4% Combined ratio 113.0% 108.8% 110.5% 103.6% Contribution to combined ratio from net (favorable) adverse prior year development 11.2% 6.2% 10.1% 3.1% Accident year combined ratio 101.8% 102.6% 100.4% 100.5% Combined Ratio The Company's combined ratio was 113.0% for the quarter ended June 30, 2019, compared to 108.8% for the same period in 2018. The Company’s accident year combined ratio for the quarter ended June 30, 2019 was 101.8%, compared to 102.6% in the prior year period. Loss Ratio:  The Company’s losses and loss adjustment expenses were $14.4 million for the three months ending June 30, 2019, compared to $15.1 million in the prior year period. As a result of lower net earned premiums, however, Conifer reported a loss ratio of 67.1%, compared to 62.8% in the prior year period. Expense Ratio:  The expense ratio improved slightly to 45.9% for the second quarter of 2019, compared to 46.0% in the prior year period. Net Investment Income Net investment income increased 25.4% to $1.05 million during the second quarter ending June 30, 2019, compared to $838,000 in the prior year period. Net Income (Loss) In the second quarter of 2019, the Company reported net loss of $2.9 million, or $0.34 per share, compared to a net loss of $1.1 million, or $0.13 per share in the prior year period.

Conifer Holdings, Inc. Page 6 August 7, 2019 Adjusted Operating Income (Loss) In the second quarter of 2019, the Company reported adjusted operating loss of $5.6 million, or $0.67 per share, compared to adjusted operating loss of $173,000, or $0.02 per share, for the same period in 2018. See Definitions of Non-GAAP Measures. Earnings Conference Call The Company will hold a conference call/webcast on Thursday, August 8, 2019 at 8:30 a.m. ET to discuss results for the second quarter ending June 30, 2019. Investors, analysts, employees and the general public are invited to listen to the conference call via: Webcast: On the Event Calendar at IR.CNFRH.com Conference Call: 844-868-8843 (domestic) or 412-317-6589 (international) The webcast will be archived on the Conifer Holdings website and available for replay for at least one year. About the Company Conifer Holdings, Inc. is a Michigan-based insurance holding company. Through its subsidiaries, Conifer offers customized insurance coverage solutions in both specialty commercial and specialty personal product lines marketing mainly through independent agents in all 50 states. The Company is traded on the Nasdaq Global Market (Nasdaq: CNFR). Additional information is available on the Company’s website at www.CNFRH.com. Definitions of Non‐GAAP Measures Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data. We believe that investors’ understanding of Conifer’s performance is enhanced by our disclosure of adjusted operating income. Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) excluding net realized investment gains and losses, and other gains and losses, after-tax, and excluding the tax impact of changes in unrealized gains and losses. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance.

Conifer Holdings, Inc. Page 7 August 7, 2019 Reconciliations of adjusted operating income and adjusted operating income per share: Three Months Ended Six Months Ended June 30, June 30, 2019 2018 2019 2018 (dollar in thousands, except share and per share amounts) Net income (loss) $ (2,884) $ (1,113) $ (3,564) $ (900) Less: Net realized gains (losses) and other gains, net of tax 715 12 734 173 Change in fair value of equity securities, net of tax (915) 29 350 (268) Net decrease (Increase) in deferred gain on losses ceded to ADC, net of tax 2,913 (981) 5,196 (2,412) Adjusted operating income (loss)$ (5,597) $ (173) $ (9,844) $ 1,607 Weighted average common shares, diluted 8,370,782 8,520,328 8,411,835 8,520,328 Diluted income (loss) per common share: Net income (loss)$ (0.34) $ (0.13) $ (0.42) $ (0.11) Less: Net realized gains (losses) and other gains, net of tax 0.09 - 0.09 0.02 Change in fair value of equity securities, net of tax (0.11) - 0.04 (0.03) Net decrease (increase) in deferred gain on losses ceded to ADC, net of tax 0.35 (0.11) 0.62 (0.28) Adjusted operating income (loss), per share $ (0.67) $ (0.02) $ (1.17) $ 0.18 Forward‐Looking Statement This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our form 10-K (“Item 1A Risk Factors”) filed with the SEC on March 13, 2019 and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.

Conifer Holdings, Inc. Page 8 August 7, 2019 Conifer Holdings, Inc. and Subsidiaries Consolidated Balance Sheets (In thousands, except share data) June 30, December 31, 2019 2018 Assets (Unaudited) Investment securities: Debt securities, at fair value (amortized cost of $123,324 and $ 124,118 $ 120,440 $122,678, respectively) Equity securities, at fair value (cost of $10,333 and $9,559, respectively) 11,862 10,737 Short-term investments, at fair value 4,614 8,925 Total investments 140,594 140,102 Cash and cash equivalents 20,415 10,792 Premiums and agents' balances receivable, net 23,125 21,247 Receivable from Affiliate 1,783 3,582 Reinsurance recoverables on unpaid losses 21,396 29,685 Reinsurance recoverables on paid losses 9,835 5,060 Prepaid reinsurance premiums 2,281 1,829 Deferred policy acquisition costs 12,302 12,011 Other assets 11,665 8,444 Total assets $ 243,396 $ 232,752 Liabilities and Shareholders' Equity Liabilities: Unpaid losses and loss adjustment expenses$ 97,981 $ 92,807 Unearned premiums 51,606 52,852 Debt 34,658 33,502 Deferred gain on ADC 481 5,677 Accounts payable and accrued expenses 12,161 5,751 Total liabilities 196,887 190,589 Commitments and contingencies - - Shareholders' equity: Common stock, no par value (100,000,000 shares authorized; 9,519,550 issued and outstanding, respectively) 91,410 86,533 Accumulated deficit (45,322) (41,758) Accumulated other comprehensive income (loss) 421 (2,612) Total shareholders' equity 46,509 42,163 Total liabilities and shareholders' equity $ 243,396 $ 232,752

Conifer Holdings, Inc. Page 9 August 7, 2019 Conifer Holdings, Inc. and Subsidiaries Consolidated Statements of Operations (Unaudited) (In thousands, except share and per share data) Three Months Ended Six Months Ended June 30, June 30, 2019 2018 2019 2018 Revenue Premiums Gross earned premiums $25,082 $27,856$ 50,632 $ 55,581 Ceded earned premiums (3,733) (3,918) (7,596) (7,842) Net earned premiums 21,349 23,938 43,036 47,739 Net investment income 1,051 838 1,961 1,639 Net realized investment gains 715 12 734 173 Change in fair value of equity securities (915) 29 350 (268) Other income 581 450 1,003 807 Total revenue 22,781 25,267 47,084 50,090 Expenses Losses and loss adjustment expenses, net 14,382 15,067 28,838 28,396 Policy acquisition costs 6,210 6,472 11,799 12,985 Operating expenses 4,340 4,303 8,663 8,489 Interest expense 725 617 1,435 1,236 Total expenses 25,657 26,459 50,735 51,106 Income (loss) before equity earnings and income taxes (2,876) (1,192) (3,651) (1,016) Equity earnings (losses) of affiliates, net of tax (8) 89 98 144 Income tax (benefit) expense - 10 11 28 Net income (loss) (2,884) (1,113) (3,564) (900) Earnings (loss) per common share, basic and diluted $ (0.34) $ (0.13) $ (0.42) $ (0.11) Weighted average common shares outstanding, basic and diluted 8,370,782 8,520,328 8,411,835 8,520,328